Exhibit T3B-14

OPERATING AGREEMENT

OF

INTERNATIONAL LOGGING LLC

This Operating Agreement (this “Agreement”) of INTERNATIONAL LOGGING LLC, a California limited liability company (the “Company”), is made as of December 3, 2010, for the organization and operation of the Company.

The undersigned hereby declares as follows:

ARTICLE I

FORMATION AND ORGANIZATION

1.                                      Name and Formation. The Company has been duly organized as a California limited liability company by executing and delivering Articles of Organization - Conversion to the Secretary of State of the State of California in accordance with and pursuant to the Beverly-Killea Limited Liability Company Act (the “Act”), in connection with its conversion from a California corporation to a California limited liability company as of December 3, 2010 at 7:00 p.m. Eastern Standard Time.

2.                                      Duration. The Company shall continue in existence until dissolved, liquidated and terminated in accordance with the provisions of the Agreement and, to the extent not superseded by this Agreement, the Act.

3.                                      Registered Office. The address of the initial registered office of the Company in the State of California is 818 West Seventh Street, Los Angeles, California 90017.

4.                                      Registered Agent. The name and address of the initial registered agent of the Company for service of process on the Company in the State of California are C T Corporation System, 818 West Seventh Street, Los Angeles, California 90017.

5.                                      Principal Business Office. The principal business office of the Company shall be located at such location as may be determined by the member(s).

6.                                      No State-Law Partnership. No provisions of this Agreement shall be deemed or construed to constitute the Company a partnership (including, without limitation, a limited partnership) or joint venture for any purposes.

ARTICLE II

PURPOSE AND POWERS OF THE COMPANY

1.                                      Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

2.                                      Powers. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company, including all powers granted by the Act.

ARTICLE III

MEMBERS

1.                                      Members. The name and address of the “Initial Member” are set forth below. The Initial Member is the sole member of the Company. As of the date hereof, there are no other members of the Company and no other person has any right to take part in the ownership of the Company. The name and the mailing address of the Initial Member are as follows:

Name	Address
ILI Acquisition Corp.	515 Post Oak Blvd., Suite 600
Houston, Texas 77027

2.                                      Admission of Additional Members. Additional members of the Company may be admitted to the Company only by the affirmative vote or written consent of all of the member(s).

ARTICLE IV

MANAGEMENT OF THE COMPANY

1.                                      Management by Managers. The business and affairs of the Company will be managed by the “Managers”. Each Manager will have full and complete authority, power and discretion to manage and control the business of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business and objectives.

(a)                                 Election and Term of Office of Managers. The initial Manager of the Company shall be Joseph C. Henry. The Managers will hold office until their successors are duly elected and qualified, until their deaths, until they resign or until they are removed in the manner hereinafter provided. Election or appointment of a Manager will not of itself create contract rights.

(b)                                 Special Purpose Manager. Solely for the purpose of executing and filing documents with government offices in jurisdictions which recognize only the signatures of either “members” or “Managers”, each of the officers of the Company is deemed to be a “Manager”, provided that the member(s) or the Managers approve the basis of such documents or such documents are of a ministerial nature.

(c)                                  Removal of Managers. Any Manager or agent may be removed by the member(s) at any time.

(d)                                 Manager Vacancies. A vacancy because of a Manager’s death, resignation, removal, disqualification or otherwise may be filled by the member(s) for the unexpired portion of the term.

(e)                                  Manager Salaries. The salary and other compensation of the Managers may be fixed from time to time by the member(s), and no Manager will be prevented from receiving such salary or other compensation by reason of the fact that he is also a member of the Company.

2.                                      Officers. The Managers may, from time to time, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. However, the initial officers as set for below in this Section 2 shall be appointed by the Initial Member. Unless the Managers decides otherwise, if the title is one commonly used for officers of a business corporation formed under the California General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation may be revoked at any time by the member(s). An Officer may be removed with or without cause by the member(s). The initial Officers of the Company shall be:

Name	Office(s)
A. Bruce Henderson	President
Andrew P. Becnel	Senior Vice President
Carel W.J. Hoyer	Senior Vice President
Peter T. Fontana	Senior Vice President
Joseph C. Henry	Vice President and Secretary
William B. Jacobson	Vice President
Charles E. Geer Jr.	Vice President
James M. Hudgins	Vice President
Danielle J.M. Nicholas	Vice President
Janalee F. Shutiak	Vice President

Michael W. Hayes	Vice President
Gordon G. Holekamp	Vice President
John W. McKeachnie	Vice President
Paul Timmins	Vice President
Janet M. Duncan	Vice President and Treasurer
Elizabeth N. Idom	Assistant Treasurer
Scott H. Brown	Assistant Secretary
Danette H. Twining	Assistant Secretary
Nadia Matt	Assistant Secretary

3.                                      Meetings of the Members. Any time there is more than one member, the affirmative vote or written consent by members holding a majority of all of the limited liability company interests in the Company shall be the act of the members, unless a greater percentage is required by the Act. Meetings of the members of the Company shall not be required so long as there is only one member.

ARTICLE V

CAPITAL CONTRIBUTIONS; ALLOCATIONS, DISTRIBUTIONS AND UNITS

1.                                      Capital Contributions. The Initial Member is deemed admitted as a member of the Company as of the effective date of this Agreement. No member is required to make any capital contribution to the Company. However, any member may at any time make such capital contributions to the Company in cash or other property in such amounts and at such times as such member shall determine. Any member may withdraw capital that it has contributed to the Company in its discretion. A capital account shall be maintained for each member, to which contributions and Profit (as defined below) shall be credited and against which distributions and losses shall be charged.

2.                                      Allocation of Profits and Losses. Any item of income after deduction of any charges or losses of the Company (“Profit”) shall be allocable to the capital account of each member pro-rata based upon such member’s capital contribution to the Company. Such allocation of Profit is direct and does not require a decision of any member. Because the Company is a business entity with a single owner and is not a corporation, it is disregarded as an entity separate from its owner for federal income tax purposes under Section 301.7701-2(c)(2)(i) of the U.S. Treasury Regulations. Accordingly, all items of income, gain, loss, deduction and credit of the Company for all taxable periods will be treated for federal income tax purposes, and for state and local income and other tax purposes to the extent permitted by applicable law, as realized or incurred directly by the member(s).

3.                                      Distributions. The member(s) shall determine the Profit available for allocation to each capital account and the timing of the withdrawals from each capital account by each member.

4.                                      Units; Certificates. The capital of the Company will be represented by Units. The member(s) may make such rules and regulations as it may deem appropriate concerning the issuance and registration of Units, including the issuance of certificates representing Units. Unless the member(s) decides otherwise, Units will be issued without certificates. The entire authorized and issued capital of the Company, consisting of 100 Units, is held by the Sole Member as listed in Schedule I (the “Member Register”). Upon a change in the registered holder of the Units (whether a result of a transfer of Units, the issuance of additional Units or otherwise), the Company will amend or update the Member Register accordingly.

ARTICLE VI

BOOKS AND RECORDS

1.                                      Availability of Books of Account. All of the books of account of the Company shall at all times be maintained at the principal office of the Company, or at such other place or places as may be designated by the member(s). The Company shall use the calendar year for accounting and tax purposes.

2.                                      Company Tax Returns. The Company shall file all tax returns, if any, required to be filed by the Company.

3.                                      Audits. The Company is not required to perform an audit each fiscal year but will do so if requested by the member(s).

ARTICLE VII

MISCELLANEOUS PROVISIONS

1.                                      Member Liability. Each member by becoming a member hereby expressly guarantees and agrees to be obligated for all of the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, to the extent not satisfied in full by the Company.

2.                                      Exculpation and Indemnification. No member, Manager or Officer shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member, Manager or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such member or Officer by this Agreement, except that a member, Manager or Officer shall be liable for any such loss, damage or claim incurred by reason of such member’s, Manager’s or Officer’s willful misconduct. To the fullest extent permitted by applicable law, a member, Manager or Officer shall be entitled to indemnification and advancement of expenses (including attorneys’ fees) from the Company for any loss, damage or claim incurred by such member, Manager or Officer by reason of any act or omission performed or omitted by such member, Manager or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such member, Manager or Officer by this Agreement, except that no member, Manager or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such member, Manager or Officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity provided hereunder shall be provided out of and to the extent of Company assets only, and no member shall not have personal liability on account thereof.

3.                                      Other Business. Any member may engage in or possess an interest in other business ventures of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

4.                                      Tax Status of the Company. The Company is a domestic eligible entity with a single owner, which is disregarded as an entity separate from the member for federal income tax purposes under U.S. Treas. Reg. § 301.7701-3(b)(1)(ii) and for state and local income, tax purposes to the extent provided by applicable law. No member or the Company shall make any election, including the Entity Classification Election available under U.S. Treas. Reg. § 301.7701-3(c), to change the tax classification of the Company.

5.                                      Assignment. The Initial Member may at any time assign, in whole or in part, its limited liability company interest in the Company. If at any time there is more than one member of the Company, no member may assign its limited liability company interest in the Company without the prior written consent of all of the members.

6.                                      Dissolution.

(a)                                 The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the vote of a majority in interest of the member(s) or (ii) the entry of a decree of judicial dissolution pursuant to Section 17351 of the Act.

(b)                                 The bankruptcy of any member shall not cause the member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c)                                  In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 17353 of the Act.

7.                                      Severability of Provisions. In the event that any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable. Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other. Furthermore, in the event of any such modification, invalidity or unenforceability, this Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.

8.                                      Entire Agreement. This Agreement constitutes the entire agreement of the member(s) with respect to the subject matter hereof.

9.                                      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to the conflicts or choice of laws provisions thereof), all rights and remedies being governed by said laws, and the Company’s Articles of Organization.

10.                               Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the member(s).

11.                               Binding Effect; Benefit. This Agreement shall be binding upon and shall inure to the benefit of all of the parties hereto, all persons indemnified hereunder and their respective estates, permitted successors, transferees, custodians, executors, administrators, legal representatives, heirs and permitted assignees.

12.                               Headings and Captions. All headings and captions contained in this Agreement are included for convenience of reference only and shall not be deemed a part of this Agreement.

13.                               Sole Benefit of Member(s). Except as expressly provided in Section 2 of Article VII, the provisions of this Agreement are intended solely to benefit the member(s) and, to fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and no member shall have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

[signature page follows]

The Initial Member has caused its duly authorized representative to execute this Agreement as of the date first written above.

SOLE MEMBER

ILI Acquisition Corp.,
a Delaware corporation

By:	/s/ Joseph C. Henry
Name:	Joseph C. Henry
Title:	Vice President and Secretary

Signature Page to Limited Liability Company Agreement of International Logging LLC

SCHEDULE I

MEMBER REGISTER

			Notes
Member Name			(Describe event giving rise to new
and Address	Units	Issuance Date	member)
ILI Acquisition Corp. 515 Post Oak Blvd., Suite 600 Houston, Texas 77027	100	December 3, 2010	Initial capitalization of the Company

FIRST AMENDMENT TO

OPERATING AGREEMENT

This First Amendment to the Operating Agreement (the “Agreement”) of International Logging LLC is dated effective as of the 3rd day December 2010, by ILI Acquisition, LLC, a Delaware limited liability company, the Sole Member of International Logging LLC, a California limited liability company (the “Company”).

Preliminary Statements

WHEREAS, the Sole Member wishes to amend Article III, Section 1 of the Agreement;

Amendment

NOW, THEREFORE, the Sole Member amends the Agreement as follows:

1.             Amendment to Article III, Section 1. After the name and mailing address of the Initial Member, the agreement shall be amended by adding the following language:

The name and mailing address of the Members shall hereinafter be reflected on Schedule I, the Member Register, attached hereto.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this First Amendment to the Operating Agreement on this 31st day of January, 2011.

SOLE MEMBER:

ILI ACQUISITION, LLC

By:	/s/ Joseph C. Henry
Joseph C. Henry
Vice President and Secretary

SCHEDULE I

MEMBER REGISTER

			Notes
Member Name			(Describe event giving rise to new
and Address	Units	Issuance Date	member)
ILI Acquisition Corp. 515 Post Oak Blvd., Suite 600 Houston, Texas 77027	100	December 3, 2010	Initial capitalization of the Company
ILI Acquisition, LLC 515 Post Oak Blvd., Suite 600 Houston, Texas 77027	100	December 3, 2010	Member converted from a Delaware corporation to a Delaware limited liability company

SECOND AMENDMENT TO

OPERATING AGREEMENT

This Second Amendment to the Operating Agreement (the “Agreement”) of International Logging LLC is dated effective as of the 1st day December 2017, by Weatherford/Lamb, Inc., a Delaware corporation, the Sole Member of International Logging LLC, a California limited liability company (the “Company”).

Preliminary Statements

WHEREAS, the Sole Member wishes to amend the name and mailing address of the Members reflected on Schedule 1, the Member Register (the “Register”);

Amendment

NOW, THEREFORE, the Sole Member amends the Agreement by deleting the Register in its entirety and replacing it with the attached Schedule 1.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this Second Amendment to the Operating Agreement on this 26th day of February, 2018.

SOLE MEMBER:

WEATHERFORD/LAMB, INC.

By:	/s/ Charity R. Kohl
Charity R. Kohl
Vice President and Secretary

Schedule 1

Notes
Member Name			(Describe event giving rise to new
and Address	Units	Issuance Date	member)
~~ILI Acquisition-Corp~~. ~~515 Post Oak Blvd., Suite 600 Houston, Texas 77027~~	~~100~~	~~December 3, 2010~~	~~Initial capitalization of the Company~~
Weatherford/Lamb, Inc. 2000 St. James PI. Houston, Texas 77056	100	December 1, 2017	Transfer of Shares following merger of ILI Acquisition, LLC into Weatherford/Lamb, Inc.